UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 18, 2007
MSC Industrial Direct Co., Inc.
(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 812-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2007, Sid Tool Co., Inc. (“Sid Tool”), a wholly-owned subsidiary of the Registrant, Mitchell Jacobson (Chairman of the Board and a substantial shareholder of the Registrant) and the trustees of the insurance trusts (the “Trusts”) established by Mr. Jacobson which are listed below, entered into Termination of Split-Dollar Agreements in respect of the following split-dollar life insurance agreements (the “Agreements”):

•	Split-Dollar Agreement, dated November 4, 1995, by and among Sid Tool, Joseph Getraer (deceased), the trustee of the Mitchell Jacobson 1994 Insurance Trust and Mitchell Jacobson;

•	Split-Dollar Insurance Agreement, dated June 22, 1995, by and between Sid Tool and Joseph Getraer (deceased), the trustee of the Mitchell Jacobson 1994 Insurance Trust; and

•	Split-Dollar Insurance Agreement, dated June 22, 1995, by and between Sid Tool and Jay Lubell and Diane Finnerty, the trustees of the Mitchell Jacobson 1991 Insurance Trust.

The parties have released all of their interests in the Agreements, including Sid Tool’s collateral interests in the Trusts.

Sid Tool has been reimbursed in full for the $1,660,406.43 in aggregate premiums that were paid by Sid Tool pursuant to the Agreements; the Mitchell Jacobson 1994 Insurance Trust reimbursed Sid Tool in the amount of $1,466,522.03 and the Mitchell Jacobson 1991 Insurance Trust reimbursed Sid Tool in the amount of $193,884.40.  Neither Sid Tool nor the Registrant has made any premium payments pursuant to the Agreements since the enactment of the Sarbanes Oxley Act of 2002.

Copies of the Termination of Split-Dollar Agreements are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

10.1	Agreement to Terminate Split-Dollar Agreements, dated October 18, 2007, by and among Sid Tool Co., Inc., Mitchell Jacobson and Erik Gershwind as trustee of the Mitchell Jacobson 1994 Insurance Trust.

10.2
Agreement to Terminate Split-Dollar Agreement, dated October 18, 2007, by and among Sid Tool Co., Inc., Mitchell Jacobson and Kathy Howard Jacobson and Erik Gershwind as trustees of the Mitchell Jacobson 1991 Insurance Trust.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MSC Industrial Direct Co., Inc.

Date:  October 18, 2007                                                           By: /s/ Shelley M. Boxer
          Name: Shelley M. Boxer
              Title: Vice President, Finance